United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2026

SOLIDION TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41323	87-1993879
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13355 Noel Road, Suite 1100

Dallas, TX 75240

(Address of principal executive offices, including zip code)

(972) 918-5120

Registrant’s telephone number, including area code:

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	STI	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 18, 2026, the Chief Financial Officer of Solidion Technology, Inc. (the “Company”), after consultation with the Company’s Audit Committee, concluded that the Company’s previously issued audited financial statements as of and for the year ended December 31, 2024 and related audit report as well as the interim periods within that year (the “Affected Financial Information”), included in the Company’s Annual Report on Form 10-K for such period, should no longer be relied upon. Similarly, any prior earnings releases and investor communications that included or discussed the Affected Financial Information should no longer be relied upon.

Subsequent to the issuance of the Affected Financial Information, the Company identified an error related to the accounting for exercises of the Company’s Series A and Series B warrants, which relates solely to non-cash derivative accounting adjustments and does not affect the Company’s liquidity, cash balances, or total stockholders’ equity. Specifically, the Company determined that even though it appropriately remeasured the Series A and Series B warrants at each reporting date, the fair value of the warrants was not remeasured immediately prior to certain warrant exercise events and the related settlement of those liabilities in equity during fiscal year 2024.

As a result, the Company understated the non-cash, non-operating loss related to change in fair value of derivative liabilities for the three months ended June 30, 2024 and September 30, 2024 by approximately $0.1 million and $2.3 million, respectively, and for the year ended December 31, 2024 by approximately $5.7 million, with a corresponding understatement of additional paid-in capital within stockholders’ equity. In addition, the Company is continuing to evaluate the accounting treatment of its other financial instruments to confirm the appropriateness of the related accounting conclusions.

The Company will file a comprehensive Annual Report on Form 10-K for the year ended December 31, 2025 containing restated financial statements related to the Affected Financial Information as soon as reasonably practicable.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 with CBIZ CPAs P.C., the Company’s independent registered public accounting firm, as well as with Deloitte & Touche LLP, the Company’s auditor for the fiscal year ended December 31, 2024.

Item 5.08 Shareholder Direct Nominations.

To the extent applicable, Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.08.

Item 8.01 Other Events.

The board of directors of the Company has scheduled its first annual meeting of stockholders following the effectiveness of the Company’s Amended and Restated Certificate of Incorporation for June 11, 2026 (the “Annual Meeting”). The record date, time and location of the 2026 Annual Meeting will be as set forth in the Company’s proxy statement for the Annual Meeting.

The Company has set a deadline of April 3, 2026 for the receipt of any stockholder proposals for inclusion in the proxy materials to be distributed in connection with the Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which the Company believes to be a reasonable time before it expects to begin to print and distribute its proxy materials for the Annual Meeting. Any Exchange Act Rule 14a-8 proposal received after this date will be considered untimely. Stockholders should send any such proposal to the Company’s Chief Financial Officer at c/o Solidion Technology, Inc., 13355 Noel Road, Suite 1100, Dallas, TX 75240, and such proposal must comply with all applicable requirements set forth in the rules and regulations of the Securities and Exchange Commission, including Exchange Act Rule 14a-8, and the Amended and Restated Bylaws in order to be eligible for inclusion in the Company’s proxy materials for the Annual Meeting.

To comply with the universal proxy rules pursuant to Rule 14a-19 under the Exchange Act, stockholders who intend to solicit proxies in support of a director nominee other than the Company’s nominee must additionally provide notice to the Company setting forth the information required by Rule 14a-19(b) under the Exchange Act, and such notice must be postmarked or transmitted electronically to the Company at its principal executive office no later than April 3, 2026.

Pursuant to the Amended and Restated Bylaws, any stockholder seeking to raise a proposal outside the processes of Exchange Act Rule 14a-8 or make a nomination for consideration at the Annual Meeting, but not included in the proxy materials for the Annual Meeting, must comply with the requirements of the Amended and Restated Bylaws, including by delivering notice of their proposal or nomination to the Company’s Chief Financial Officer at c/o Solidion Technology, Inc., 13355 Noel Road, Suite 1100, Dallas, TX 75240, no later than 5:00 p.m., Eastern time, on April 3, 2026. Any proposal or nomination received after such date will be considered untimely and will not be considered at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 24, 2026

SOLIDION TECHNOLOGY, INC.

	By:	/s/ Jaymes Winters
	Name:	Jaymes Winters
	Title:	Chief Executive Officer

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